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                           DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made this 3rd day of December , 1982, between TrustFunds Tax Exempt Trust, a Massachusetts business trust ("Trust"), and SEI Financial Services Company, a Pennsylvania corporation ("Distributor").

     NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, the Trust and Distributor hereby agree as follows:

    1. SALE OF UNITS. The Trust grants to the Distributor the right to sell units of the Trust, as agent and on behalf of the Trust, during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended (the "Act"), and of the laws governing the sale of securities in the various states ("Blue Sky laws").

    2. SALE OF UNITS BY THE TRUST. The rights granted to the Distributor shall be nonexclusive, and the Trust reserves the right to sell its units directly to investors on applications received and processed by the Trust's Transfer Agent.

    3.   SOLICITATION OF SALES    In consideration of these rights granted to
the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to obtain purchasers for shares of the Trust, provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky laws of any jurisdiction which it determines would be unreasonable to do so or to maintain its registration in any jurisdiction in which it is now registered.

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    4.   AUTHORIZED REPRESENTATIONS.  The Distributor is not authorized by the
Trust to give any information or to make any representations other than those contained in the appropriate registration statements or prospectuses filed with the Securities and Exchange Commission under the Act (as these registration statements and prospectuses may be amended from time to time), or contained in unitholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. The Distributor may prepare and distribute sales literature and any material as it may deem appropriate, provided it has been cleared with the Trust.

    5. PORTFOLIO SECURITIES. Portfolio securities of the Trust may not be bought or sold by or through the Distributor.

    6. REGISTRATION OF SHARES. The Trust agrees that it will take all action necessary to register shares under the Act so that there will be available for sale the number of units the Distributor may reasonably be expected to sell.
The Trust shall make available to the Distributor such number of copies of its currently effective prospectus as the Distributor may reasonably request. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of units of the Trust.

    7. EXPENSES. The Trust shall pay all fees and expenses (a) in connection with the preparation, setting in type and filing of any registration statement and prospectus under the 1933 Act and amendments for the issue of its units,
(b) of preparing, setting in type, printing and mailing any report or other communication to unitholders of the Trust in their capacity as such, and (c) of preparing, setting in type, printing and mailing prospectuses sent annually to existing unitholders. To the extent provided in the Trust's annual budget under its Distribution Plan, the


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Trust shall reimburse the Distributor for (i) costs of prospectuses, reports to unitholders, sales literature and other materials for potential investors, (ii) costs of complying with state and foreign securities laws pertaining to the distribution of units, (iii) advertising, and (iv) expenses incurred in selling units. To the extent not so provided, the Distributor shall pay expenses of (x) any supplemental sales literature used by the Distributor in connection with such offering, and (y) advertising in connection with such offering.

    8. INDEMNIFICATION. The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, based upon the ground that the registration statement, prospectus, unitholder reports or other information filed or made public by the Trust (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Trust in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Trust or its unitholders to which the Distributor or such person would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its


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obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or any person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any person(or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to in the defense, or, if it elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the shares.


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    The Distributor also covenants and agrees that it will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the-meaning of Section 15 of the Act, against any loss, liability, damages, claim or expense(including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the Act or any other statute or common law, alleging any wrongful act of the Distribution or any of its employees or alleging that the registration statement, prospectus, unitholder reports or other information filed or made public by the Trust (as from time to time amended), included an untrue statement of a material fact or omitted to state material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Trust or any person indemnified to be deemed to protect the Trust or any person against any liability to which the Trust or such person would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trustor any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the infraction shall have been served upon the Trust or


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any person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust, to its officers and Trustees and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, officers and Trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or of any of the units.

    9. EFFECTIVE DATE. This Agreement shall be effective upon its execution or upon such later date as shall be agreed upon by the President of the Trust and the President of the Distributor, and unless terminated as provided, shall continue in force for two (2) years from the date of its execution and thereafter from year to year, provided continuance after the two (2) year period is approved by (i) either the vote of a majority of the Trustees of the Trust or the vote of a majority of the outstanding voting securities of the Trust, and
(ii) the vote of a majority of those


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Trustees of the Trust who are not parties to this Agreement or interested persons of any party, case in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate, in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities," "assignment," and "interested person," shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated by either party upon not less than sixty days prior written notice to the other party.

    10. NOTICES. Any notice required or permitted shall be deemed sufficient if sent by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 28 State Street, Boston, Massachusetts, and if to the Distributor, at 680 E. Swedesford Road, Wayne, Pennsylvania 19087.

    11. LIMITATION OF LIABILITY. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees, and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or unitholders of the Trust individually but binding only upon the assets and property of the Trust.


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    IN WITNESS, the Trust and Distributor have each duly executed this
Agreement, as of the day and year above written.

                                       TRUSTFUNDS TAX EXEMPT TRUST

Attest:   /s/ Peter Mac Dougall             By /s/ David B. Robb, Jr.
        --------------------------            ---------------------------------
         Secretary


                                       SEI FINANCIAL SERVICES COMPANY


Attest:   /s/ Carmen Romeo                  By  /s/ David B. Robb, Jr.
        --------------------------            ---------------------------------
         Secretary


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                                 SEI Tax Exempt Trust

                         SUPPLEMENT DATED MAY 10, 1989 TO THE

                    DISTRIBUTION AGREEMENT DATED DECEMBER 3, 1982


    WHEREAS SEI Tax Exempt Trust (the "Trust") has been authorized to issue Class B units of beneficial interest("Units") for certain portfolios of the Trust;

    WHEREAS the Trust has authorized the distribution of Class B Units by SEI Financial Services Company ("SFS") in accordance with the terms of the Distribution Agreement between the Trust and SFS dated December 3, 1982 (the "Agreement");

    WHEREAS the Trust and SFS wish to clarify the level of payments to be made by the Trust to SFS in connection with the distribution of Class B units;

    NOW THEREFORE, THE Trust and SFS hereby agree that the Agreement is hereby supplemented as follows:

    l. In addition to the reimbursement of expenses by the Trust to SFS as provided for by Section 7 of the Agreement, the Trust shall also make monthly payments to SFS on an annualized basis equal to .30% of the daily net assets of all Class B units issued and outstanding.

    2. The payments provided by paragraph 1 immediately above are in addition to, and not in lieu of, any other payments provided for by the Agreement.

    3. The payments provided by paragraph 1 immediately above shall be used by SFS in whole or in part to reimburse Class B unitholders which provide administrative services to their clients relating to the Trust.


                                  SEI Tax Exempt Trust

                                  By:  signed- signature illegible
                                      ------------------------------------
                                       Vice President

                                  SEI Financial Services Company

                                  By:  /s/ Sandra M. Krauss
                                      ------------------------------------
                                       Vice President